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                                                                     Exhibit 4.1

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                       PAGES FROM THE AMENDED AND RESTATED

                      BYLAWS OF NORD RESOURCES CORPORATION

          DEFINING THE RIGHTS AND HOLDERS OF EQUITY OR DEBT SECURITIES

                                    ARTICLE I

                                     OFFICES

     Section 1.01. The registered Office shall be in the City of Wilmington County of New Castle, State of Delaware.

     Section 1.02. The corporation may also have offices at such other Places both Within and Without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     Section 2.01. All meetings of the stockholders for the election of directors or for any other Purpose shall be held at such place within or without the State of Delaware as shall be designated from tine to time by the board of directors and stated in the notice of the meeting.

     Section 2.02. Annual meetings of stockholders commencing with the year 1972, shall be held on the first day of May if not a legal holiday, and if a legal holiday, then on the next secular day following, at 11:00 A.M., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect by a majority vote a board of directors and

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transact any other proper business as may properly be brought before the meeting.

     Section 2.03. Written notice of the annual meeting stating the place date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

     Section 2.04. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors or at the request in writing of stockholders owning at least forty-five (45%) percent of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     Section 2.05. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than fifty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

     Section 2.06. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice, unless all. stockholders owning capital stock of the corporation issued and outstanding and entitled to vote otherwise agree.

     Section 2.07. The officer who has charge of the stock ledger of the corporation shall prepare. and make, at least

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ten (10) days before every meeting of stockholders a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation or to vote in person or by proxy at any meeting of the stockholders

     Section 2.08. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall Constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be

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transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 2.09. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one of which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

     Section 2.10. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

     Section 2.11. Whenever the vote of the stockholders at a meeting thereof is required or permitted by law to be taken for or in connection with any corporate action, the meeting and vote of the stockholders may be dispensed with on the written consent of stockholders having not less than a majority of the issued and outstanding voting stock, provided, that in no case, shall the written consent be by stockholders holding in the aggregate less than the minimum percentage of the issued and outstanding stock required by law to vote in favor of the corporate action and provided that prompt notice

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must be given to all stockholders of the taking corporate action without a meeting and without unanimous written consent.

                                   ARTICLE III

                                    DIRECTORS

     Section 3.01. The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

     Section 3.02. The number of directors which shall constitute the whole board shall be not less than six nor more than eleven. The directors shall be elected at the annual meeting of the stockholders and each director elected shall hold office until his successor is elected and qualified unless he resigns, dies or is removed prior thereto. Any director may be removed at any time, with or without cause, by the affirmative vote of the holders of a majority of the stock of the corporation issued and Outstanding and entitled to vote. Directors need not be stockholders.

     Section 3.03. Newly created directorships resulting from any increase in the authorized number of directors and vacancies, however created, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an

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election of directors may be held in the manner provided by statute.

                       MEETINGS OF THE BOARD OF DIRECTORS

     Section 3.04. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

     Section 3.05. The first meeting of each newly elected board of directors shall be held immediately following the annual meeting of stockholders and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

     Section 3.06. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

     Section 3.07. The board of directors may elect a chairman who shall preside at meetings of the board and who shall have such other powers and perform such other duties as may be prescribed from time to time by the board. The chairman shall hold office until his successor is elected and qualified unless he resigns, dies or is removed prior thereto.

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such action, suit or proceeding and against fines, judgments and reasonable settlement amounts to the full extent permitted by, and subject to the determinations and otherwise in accordance with the procedures (including, without limitation, procedures for the advancement of expenses) specified in, the General Corporation Law of the State of Delaware.

                                   ARTICLE VII

                              CERTIFICATES OF STOCK

     Section 7.01. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation. If any stock certificate is counter-signed by either a transfer agent (other than the corporation or its employee) or a registrar (other than the corporation or its employee) the signatures of the officers of the corporation may be facsimiles. If any officer who has signed or whose facsimile signature has been placed upon a stock certificate shall cease to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of issue. The certificates of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued.

     If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or

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series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights.

                               TRANSFERS OF STOCK

     Section 7.02. Shares of capital stock shall be transferable on the books of the corporation only by the holder of record thereof in person, or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares.

                               FIXING RECORD DATE

     Section 7.03. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or

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exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

     Section 7.04. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the date on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

     (a) Notwithstanding the provisions of Section 7.03 and 7.04 above, upon the declaration of any dividends, the stock transfer books of the corporation will not be closed, and a record date will be set by the board of directors of the corporation upon which date the transfer agent for the corporation will take a record of all stockholders entitled to receive the dividend without actually closing the transfer books.

                             REGISTERED STOCKHOLDERS

     Section 7.05. The corporation shall be entitled to recognize and treat the person registered on its books as the

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owner of any share or shares of stock as the owner in fact of shares to receive dividends and to vote as such owner, and to be responsible and liable for calls and assessments; the corporation shall not be bound to recognize any equitable or other claim to interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                LOST CERTIFICATES

     Section 7.06. Any person claiming a certificate of stock to be lost, stolen or destroyed shall furnish proof of that fact satisfactory to two officers of the corporation, one of whom shall be the secretary or an assistant secretary and the other of whom shall be the treasurer or an assistant treasurer, and shall give the corporation a bond of indemnity in form and amount and with one or more sureties satisfactory to such officers, whereupon a new certificate may. be issued of the same tenor and for the same number of shares as the one alleged to be lost, stolen or destroyed upon such other lawful terms and Conditions as the board of directors shall prescribe.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

                                    DIVIDENDS

     Section 8.01. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of

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the capital stock, subject to the provisions of the certificate of incorporation.

     Section 8.02. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing. or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                ANNUAL STATEMENT

     Section 8.03. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

                               POWERS OF EXECUTION

     Section 8.04. All checks or demands for money and notes and other instruments for the payment of money of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

     Section 8.05. All contracts, deeds and other instruments, whether or not the seal of the corporation is affixed thereto shall be signed on behalf of the corporation by the president,

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any vice-president or by such other person or persons as the board of directors may from time to time designate.

     Section 8.06. All shares of stock owned by the corporation in other corporations shall be voted on behalf of the corporation by such persons and in such manner as shall be prescribed by the board of directors.